Exhibit 99.1
News Release

For additional information, contact: Media — Chris Schein, 877.426.1616, Investor Relations — John Casey, 214.486.4776
Oncor Electric Delivery Company LLC Extends Deadline for Exchange Offers
DALLAS (May 23, 2011) — Oncor Electric Delivery Company LLC (“Oncor”) today announced that it has extended the expiration date of its registered exchange offers to 5:00 p.m., New York City time, on May 24, 2011. The exchange offers are offers to exchange $324,405,000 aggregate principal amount of its 5.00% Senior Secured Notes due 2017 (the “2017 Notes”), $126,278,000 aggregate principal amount of its 5.75% Senior Secured Notes due 2020 (the “2020 Notes”) and $475,000,000 aggregate principal amount of its 5.25% Senior Secured Notes due 2040 (the “2040 Notes” and, collectively with the 2017 Notes and the 2020 Notes, the “Outstanding Notes”) for 5.00% Senior Secured Notes due 2017, 5.75% Senior Secured Notes due 2020 and 5.25% Senior Secured Notes due 2040 that have been registered under the Securities Act of 1933, as amended (collectively, the “Exchange Notes”).
As of 11:59 pm, New York City time, on May 20, 2011, the original expiration date of the exchange offers, $324,405,000 in aggregate principal amount of the 2017 Notes, $126,278,000 in aggregate principal amount of the 2020 Notes and $472,000,000 in aggregate principal amount of the 2040 Notes have been tendered for exchange. The exchange offers have been extended in order to allow additional time for the holders of the remaining amount of the Outstanding Notes to participate in the exchange offers. Oncor will accept for exchange any and all Outstanding Notes validly tendered and not withdrawn prior to the new expiration date, unless such expiration date is further extended. Oncor does not currently intend to extend the exchange offers any further.
The Exchange Notes are substantially identical to the Outstanding Notes, except that the Exchange Notes have been registered under the Securities Act of 1933, as amended. Except for the extension of the expiration date of the exchange offers, all other terms, conditions and provisions of the exchange offers remain unchanged and effective as of the date hereof. The terms of the exchange offers and other information relating to Oncor are set forth in a prospectus dated April 25, 2011. Copies of the prospectus and related letters of transmittal may be obtained from The Bank of New York Mellon Trust Company, N.A., which is serving as the exchange agent for the exchange offer. The Bank of New York Mellon Trust Company, N.A. may be contacted as follows:

By Registered or Certified Mail: The Bank of New York Mellon Corporate Trust Reorganization Unit 480 Washington Blvd — 27th Floor Jersey City, NJ 07310 Attn: Carolle Montreuil
By Regular Mail:

The Bank of New York Mellon
Corporate Trust
Reorganization Unit
480 Washington Blvd — 27th Floor
Jersey City, NJ 07310
Attn: Carolle Montreuil

By Facsimile Transmission

	(eligible institutions only):	By Overnight Courier or Hand Delivery: The Bank of New York Mellon Corporate Trust Reorganization Unit 480 Washington Blvd — 27th Floor Jersey City, NJ 07310 Attn: Carolle Montreuil
(212) 298-1915 To Confirm by Telephone:
(212) 815-5920

The prospectus and other materials related to the exchange offers may also be obtained free of charge at the Securities and Exchange Commission’s web site (http://www.sec.gov/). These documents contain important information that should be read carefully before any decision is made with respect to the exchange offers.
This news release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.
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Oncor is a regulated electricity distribution and transmission business that uses superior asset management skills to provide reliable electricity delivery to consumers. Oncor operates the largest distribution and transmission system in Texas, delivering power to approximately 3 million homes and businesses and operating more than 118,000 miles of transmission and distribution lines in Texas. While Oncor is owned by a limited number of investors (including majority owner, Energy Future Holdings Corp.), Oncor is managed by its Board of Directors, which is comprised of a majority of independent directors.
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